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                                 Exhibit 10.12

                            AMENDMENT 2000-1 TO THE
                     PACIFIC CENTURY FINANCIAL CORPORATION
                           STOCK OPTION PLAN OF 1994
                           -------------------------


          In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan is hereby amended by this Amendment No. 2000-1, effective as of the date of adoption by the Board of Directors, in the following respect:

          1. Section 2.1(ab) of the Plan shall be amended to read in its entirety as follows:

          (ab) "Retirement" means termination of employment after satisfying the age and service requirements for the current payment of an unreduced retirement allowance under the Employees' Retirement Plan of Bank of Hawaii (whether or not the Participant actually participates in the Employees' Retirement Plan of Bank of Hawaii). For this purpose, a Participant's termination of employment shall be treated as a Retirement to the extent that such termination is deemed to meet such age and service requirements pursuant to a written agreement between the Company and the Participant.


          To record the adoption of this amendment, Pacific Century Financial Corporation has executed this document this 27th day of October, 2000.
                                            ----        -------

                              PACIFIC CENTURY FINANCIAL
                              CORPORATION



                              By  /s/ RICHARD J. DAHL
                                 -----------------------------------
                                 Its Richard J. Dahl
                                 President & Chief Financial Officer


                              By  /s/ NEAL C. HOCKLANDER
                                 -----------------------------------
                                 Its Neal C. Hocklander
                                 Executive Vice President